Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:

Ed Lockwood	Meggan Powers
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-8733
ed.lockwood@kla-tencor.com	meggan.powers@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2010 FOURTH QUARTER AND FULL YEAR RESULTS

MILPITAS, Calif., July 29, 2010—KLA-Tencor Corporation® (NASDAQ: KLAC) today announced operating results for its fourth quarter and fiscal year ended June 30, 2010. KLA-Tencor reported GAAP net income of $113 million and GAAP earnings per diluted share of $0.66 on revenues of $559 million for the fourth quarter of fiscal year 2010. For the year ended June 30, 2010, the company reported GAAP net income of $212 million and GAAP earnings per diluted share of $1.23 on revenues of $1.8 billion.

“Robust product demand in each of our major end markets, geographies and product offerings, coupled with solid execution by the KLA-Tencor team resulted in strong financial results in the fourth quarter,” said Rick Wallace, KLA-Tencor’s president and chief executive officer. “These results reflect our team’s commitment to helping customers solve complex yield challenges at the leading edge, as well as KLA-Tencor’s ability to execute against our strategic objectives in order to maintain our market and technology leadership.”

GAAP Results

	Q4 FY 2010	Q3 FY 2010	Q4 FY 2009
Revenues	$559 million	$478 million	$282 million
Net Income (Loss)	$113 million	$57 million	$(26) million
Earnings (Loss) per Diluted Share	$0.66	$0.33	$(0.15)

Non-GAAP Results

	Q4 FY 2010	Q3 FY 2010	Q4 FY 2009
Net Income (Loss)	$120 million	$71 million	$(15) million
Earnings (Loss) per Diluted Share	$0.70	$0.41	$(0.09)

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisition, restatement and restructuring related items, goodwill and intangible asset impairment, and certain discrete tax items.

KLA-Tencor will discuss the results for its fiscal year 2010 fourth quarter and full year, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Daylight Time. A webcast of the call will be available at: www.kla-tencor.com

Forward-Looking Statements:

Statements in this press release other than historical facts, such as statements regarding KLA-Tencor’s position as a market and technology leader and the company’s ability to successfully innovate, develop and sell new technologies and products that meet customer needs, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the demand for semiconductors; the financial condition of the global capital markets and the general macroeconomic environment; new and enhanced product and technology offerings by competitors; cancellation of orders by customers; the ability of KLA-Tencor’s research and development teams to successfully innovate and develop technologies and products that are responsive to customer demands; KLA-Tencor’s ability to successfully integrate and manage businesses that it acquires; market acceptance of the company’s existing and newly issued products; and changing customer demands. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this release, please refer to KLA-Tencor’s Annual Report on Form 10-K for the year ended June 30, 2009, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA-Tencor assumes no obligation to, and does not currently intend to, update these forward-looking statements.

About KLA-Tencor:

KLA-Tencor Corporation (NASDAQ: KLAC), a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, data storage, LED, photovoltaic, and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for over 30 years. Headquartered in Milpitas, California, KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.

To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation

Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2010	June 30, 2009
ASSETS
Cash and short-term investments	$1,534,044	$1,329,884
Accounts receivable, net	440,125	210,143
Inventories, net	401,730	370,206
Other current assets	459,566	488,384
Land, property and equipment, net	236,752	291,878
Goodwill	328,006	329,379
Purchased intangibles, net	117,336	149,080
Other non-current assets	389,497	440,584

Total assets	$3,907,056	$3,609,538

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$107,938	$63,485
Deferred system profit	204,764	95,820
Unearned revenue	37,026	46,236
Other current liabilities	422,059	341,441

Total current liabilities	771,787	546,982

Non-current liabilities:
Income tax payable	53,492	49,738
Unearned revenue	20,354	23,059
Other non-current liabilities	69,065	60,163
Long-term debt	745,747	745,204

Total liabilities	1,660,445	1,425,146

Stockholders’ equity:
Common stock and capital in excess of par value	921,460	835,477
Retained earnings	1,356,454	1,370,132
Accumulated other comprehensive income (loss)	(31,303)	(21,217)

Total stockholders’ equity	2,246,611	2,184,392

Total liabilities and stockholders’ equity	$3,907,056	$3,609,538

KLA-Tencor Corporation

Condensed Consolidated Unaudited Statements of Operations

	Three months ended		Twelve months ended
(In thousands, except per share data)	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues:
Product	$430,286	$176,226	$1,324,270	$1,062,126
Service	129,133	105,276	496,490	458,090

Total revenues	559,419	281,502	1,820,760	1,520,216

Costs and operating expenses:
Costs of revenues	227,919	164,621	815,662	864,824
Engineering, research and development	83,309	79,227	329,560	371,463
Selling, general and administrative	87,349	72,621	361,372	415,126
Goodwill and purchased intangible asset impairment	—	—	—	446,744

Total costs and operating expenses	398,577	316,469	1,506,594	2,098,157
Income (loss) from operations	160,842	(34,967)	314,166	(577,941)

Interest expense and other, net	(10,740)	(11,409)	(22,985)	(24,590)

Income (loss) before income taxes	150,102	(46,376)	291,181	(602,531)
Provision for (benefit from) income taxes	37,017	(20,800)	78,881	(79,163)

Net income (loss)	$113,085	$(25,576)	$212,300	$(523,368)

Net income (loss) per share:
Basic	$0.67	$(0.15)	$1.24	$(3.07)

Diluted	$0.66	$(0.15)	$1.23	$(3.07)

Cash dividend paid per share	$0.15	$0.15	$0.60	$0.60

Weighted average number of shares:
Basic	168,986	169,981	170,652	170,253

Diluted	171,275	169,981	173,034	170,253

KLA-Tencor Corporation

Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended June 30
(In thousands)	2010	2009
Cash flows from operating activities:
Net income (loss)	$113,085	$(25,576)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,554	25,732
Long-lived asset impairment charges	4,557	638
Provision for doubtful accounts	(2,888)	(818)
Non-cash stock-based compensation	23,459	26,092
Tax charge from equity awards	—	(13,223)
Net loss (gain) on sale of marketable securities and other investments	(1,388)	160
Net gain on sale of real estate assets	—	(353)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Decrease (increase) in accounts receivable, net	(113,496)	37,261
Decrease (increase) in inventories	(26,461)	53,111
Decrease (increase) in other assets	26,734	(40,943)
Increase in accounts payable	15,922	6,720
Increase in deferred system profit	37,807	21,632
Decrease in other liabilities	(13,607)	(16,995)

Net cash provided by operating activities	83,278	73,438

Cash flows from investing activities:
Capital expenditures, net	(5,791)	(1,980)
Purchase of available-for-sale securities	(217,123)	(349,358)
Proceeds from sale of available-for-sale securities	187,900	116,127
Proceeds from maturity of available-for-sale securities	23,108	21,000
Purchase of trading securities	(22,740)	(20,402)
Proceeds from sale of trading securities	35,622	27,525

Net cash provided by (used in) investing activities	976	(207,088)

Cash flows from financing activities:
Issuance of common stock	12,054	12,971
Tax withholding payments related to vested and released restricted stock units	(601)	(549)
Common stock repurchases	(81,645)	—
Payment of dividends to stockholders	(25,386)	(25,490)

Net cash used in financing activities	(95,578)	(13,068)

Effect of exchange rate changes on cash and cash equivalents	(2,263)	6,756

Net decrease in cash and cash equivalents	(13,587)	(139,962)
Cash and cash equivalents at beginning of period	543,505	664,929

Cash and cash equivalents at end of period	$529,918	$524,967

Supplemental cash flow disclosures:
Income tax paid (refunds received), net	$28,982	$(5,274)

Interest paid	$26,006	$26,474

KLA-Tencor Corporation

Condensed Consolidated Unaudited Supplemental Information

(In thousands, except per share data)

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

		Three months ended			Twelve months ended
		June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
GAAP net income (loss)		$113,085	$57,016	$(25,576)	$212,300	$(523,368)
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income (loss)
Acquisition related charges	a	8,280	8,370	11,561	32,849	79,287
Restructuring, severance and other related charges	b	3,311	4,426	7,007	17,778	54,119
Restatement related charges	c	(866)	4,750	(1,731)	16,149	13,261
Goodwill and purchased intangible asset impairment	d	—	—	—	—	446,744
Income tax effect of non-GAAP adjustments	e	(3,824)	(6,417)	(5,883)	(24,124)	(107,503)
Discrete tax items	f	—	3,165	—	11,858	—

Non-GAAP net income (loss)		$119,986	$71,310	$(14,622)	$266,810	$(37,460)

GAAP net income (loss) per diluted share		$0.66	$0.33	$(0.15)	$1.23	$(3.07)

Non-GAAP net income (loss) per diluted share		$0.70	$0.41	$(0.09)	$1.54	$(0.22)

Shares used in diluted shares calculation		171,275	173,357	169,981	173,034	170,253

Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition related charges	Restructuring, severance and other related charges	Restatement related charges	Total pre-tax GAAP to non- GAAP adjustment
Three months ended June 30, 2010
Costs of revenues	$5,790	$(57)	$—	$5,733
Engineering, research and development	898	—	—	898
Selling, general and administrative	1,592	3,368	(866)	4,094

Total in three months ended June 30, 2010	$8,280	$3,311	$(866)	$10,725

Three months ended March 31, 2010
Costs of revenues	$5,908	$345	$(98)	$6,155
Engineering, research and development	898	11	(260)	649
Selling, general and administrative	1,564	4,070	5,108	10,742

Total in three months ended March 31, 2010	$8,370	$4,426	$4,750	$17,546

Three months ended June 30, 2009
Costs of revenues	$9,314	$3,662	$—	$12,976
Engineering, research and development	742	4	—	746
Selling, general and administrative	1,505	3,341	(1,731)	3,115

Total in three months ended June 30, 2009	$11,561	$7,007	$(1,731)	$16,837

	Three months ended
	June 30, 2010	March 31, 2010	June 30, 2009
Stock-based compensation
Costs of revenues	$3,869	$3,793	$5,091
Engineering, research and development	7,176	6,843	8,650
Selling, general and administrative	12,414	10,833	12,351

Total	$23,459	$21,469	$26,092

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a	Acquisition related charges include amortization of intangible assets, inventory fair value adjustments, and in-process research and development charges associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes that it is appropriate to exclude acquisition related inventory fair value adjustments and in-process research and development charges as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.
b	Restructuring, severance and other related charges include gains and costs associated with the company’s facilities divestment and consolidation program, reductions in force, entry into a severance and consulting agreement with the company’s former president/chief operating officer during the fiscal year ended June 30, 2009, gains and losses from sales of facilities, and asset impairment (other than impairment of goodwill and purchased intangible assets, which is included within the category described in note (d) below) from discontinuing or making available for sale certain acquired product lines. Management believes that it is appropriate to exclude those items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.
c	Restatement related charges include legal and other expenses related to the investigation regarding the company’s historical stock option granting process and related shareholder litigation and other matters, including an expense accrual reflecting the net amount paid by KLA-Tencor during the fiscal year ended June 30, 2010 in connection with settlements of various separate litigation matters. Management believes that it is appropriate to exclude those items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.
d	Goodwill and purchased intangible asset impairment includes non-cash expense recognized as a result of the company’s annual evaluation of goodwill or the testing for intangible asset impairment driven by certain company-specific triggering events, as well as the impairment of goodwill and intangible assets as a result of discontinuing acquired products and making acquired products available for sale. Management believes that it is appropriate to exclude those items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.
e	Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.
f	Discrete tax items include the tax impact of shortfalls in excess of cumulative windfall tax benefits recorded as provision for income taxes during the period. Windfall tax benefits arise when a company’s tax deduction for employee stock activity exceeds book compensation for the same activity. A shortfall arises when the tax deduction is less than book compensation. Windfalls are recorded as increases to capital in excess of par value. Shortfalls are recorded as decreases to capital in excess of par value to the extent that cumulative windfalls exceed cumulative shortfalls. Shortfalls in excess of cumulative windfalls are recorded as provision for income taxes. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.